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                        EXHIBIT (10)(iii)(A)-#10

                     1994 DIRECTORS' PENSION ARRANGEMENT

    On August 15, 1994, the Board of Directors of the Registrant adopted a pension arrangement for Directors, as follows:

         A Board member who chooses to retire after 20 years of service and having attained the age of 70, will receive a pension of $25,000 per year for the rest of his or her life. If a Board member chooses to retire after having attained the age of 65 with 15 years of service, he or she could do so and receive a pension of $12,500 per year.